SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): September 27, 2010

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware	0-27436	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 27, 2010, we entered into an Amended and Restated Loan and Security Agreement with Oxford Finance Corporation (“Oxford”) pursuant to which we received a $5 million term loan that bears interest at the rate of 13% per annum and is payable over 39 months, subject to our right to prepay the loan in full at any time. Under an Amended and Restated Intellectual Property Security Agreement, the loan is secured by all of our assets. Under the terms of the agreement, we paid Oxford an initial facility fee of $125,000 and are required to make a final payment fee of $300,000, which may be reduced to $175,000 under certain circumstances if the loan is repaid within the first year. We also issued Oxford five-year warrants to purchase 287,356 shares at an exercise price of $.87, the closing price on the day immediately preceding the closing.

The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated September 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/S/ SUNIL BHONSLE
Name:	Sunil Bhonsle
Title:	President

Dated: September 28, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 28, 2010